 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2020

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (720) 872-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common	ASTI	OTC

Introduction; Background

As previously disclosed, on September 22, 2020, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (“Series 1A SPA”) with Crowdex Investments, LLC, a private investor (“Crowdex”), for the private placement of up to $5,000,000 of the Company’s newly designated Series 1A Convertible Preferred Stock (“Series 1A Preferred Stock”).

The Series 1A Preferred Stock is convertible into shares of Common Stock at a conversion price of $0.0001 per common share. Holders of the Series 1A Preferred Stock generally shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis on any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting).

The Company sold 2,000 shares of Series 1A Preferred Stock to Crowdex in exchange for $2,000,000 of gross proceeds at an initial closing under the Series 1A SPA on September 22, 2020. In November 2020, Crowdex converted 1,200 shares of Series 1A Preferred Stock into 12,000,000,000 shares of Common Stock.

Pursuant to the conversion and voting terms of the Series 1A Preferred Stock described above, Crowdex (as the current holder of 800 shares of Series 1A Preferred Stock and 12 billion shares of Common Stock) is currently entitled to cast 20 billion votes on any matter to be considered by stock holders for approval at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting). The Company has 18,102,583,471 shares of Common Stock outstanding as of December 28, 2020. Accordingly, Crowdex currently would be able to cast approximately 77% of the votes entitled to vote at any meeting of stockholders of the Company (or written consent of stockholders in lieu of meeting). Crowdex, therefore, currently will be able to control virtually all matters requiring stockholder approval, including the election of directors and other significant corporate transactions.

Under the original terms of the Series 1A SPA, the Company was scheduled to sell an additional 3,000 shares of Series 1A Preferred Stock to Crowdex in exchange for $3,000,000 of gross proceeds at a second closing on November 20, 2020. The parties amended the Series 1A SPA on November 27, 2020 to provide that the second tranche closing is now scheduled to occur on or before January 22, 2021.

On November 27, 2020, the Company issued a $500,000 Unsecured Convertible Promissory Note (“Crowdex Note”) to Crowdex in a private placement. The Crowdex Note will mature on May 16, 2021. Principal and interest (if any) on the Note will be payable in a lump sum on May 16, 2021. The Crowdex Note will not bear interest, except in connection with a default. The default interest rate is 10% per annum. At any time until the Crowdex Note is fully paid, Crowdex shall have the option to convert all or a portion of the amounts due under the Crowdex Note into shares of the Company's Common Stock at a fixed conversion price of $0.0001 per share.

The offering of the Series 1A Preferred Stock and the Crowdex Note are part of a broader ongoing restructuring process of the Company. In addition to raising additional capital, the Company has been restructuring and/or settling outstanding obligations, adding new personnel to the Company’s management and board, and refocusing the Company’s ongoing operations and business plan. As part of the restructuring process, the Company is working towards regaining its status as a currently reporting public company.

This report discloses several additional recently completed steps in the ongoing restructuring process.

Item 1.01 Entry into a Material Definitive Agreement.

Exchange of Outstanding Promissory Notes for Secured Convertible Promissory Note

On September 9, 2020, the Company entered into a securities exchange agreement (“GI Exchange Agreement”) with Global Ichiban Limited, a British Virgin Islands corporation (“GI”).

Pursuant to the terms of the GI Exchange Agreement, GI agreed to surrender and exchange all of its existing outstanding promissory notes with an aggregate principal balance of $6,374,666.57 (including accrued interest). In exchange, the Company issued to GI a secured convertible promissory note with a principal amount of $6,400,000.00 (“GI Exchange Note”).

Terms of the GI Exchange Note

The GI Exchange Note will mature on September 30, 2022. Principal on the GI Exchange Note, if not converted will be payable in a lump sum on September 30, 2022. The GI Exchange Note will not bear any accrued interest but bears a default interest rate of 18% in the event of a default under the GI Exchange Note.

The GI Exchange Note contains standard and customary events of default including but not limited to: (i) failure to make payments when due under the GI Exchange Note, and (ii) bankruptcy or insolvency of the Company.

GI shall have the right, from and after 6 months from the date of issuance of the GI Exchange Note and then at any time until the GI Exchange Note is fully paid, to convert any outstanding and unpaid principal and interest into shares of Common Stock at a variable conversion price equal to 80% of the average closing bid price for the shares over the prior five trading days.

Conversion into shares of Common Stock may not be issued pursuant to the GI Exchange Note if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding shares of Common Stock.

GI agreed not to dispose of the Common Stock (in any given month) in an amount that exceeds 5% of the principal amount of the GI Exchange Note. In addition, GI agreed that daily sales shall not exceed 10% of the average daily trading volume of the Common Stock over the five trading days preceding any sale. These restrictions shall not be applicable in the event the Company does not complete the second tranche of its pending capital raise by December 31, 2020, which combined with the first tranche, shall amount to at least $5 million.

The GI Exchange Note is secured by a lien on substantially all of the Company’s assets pursuant to the Security Agreement dated November 30, 2017 (the “Security Agreement”) entered into between the Company and GI.

Exchange of Outstanding Promissory Notes for Unsecured Convertible Promissory Notes

On December 18, 2020, the Company entered into a securities exchange agreement (“BD1 Exchange Agreement”) with BD 1 Investment Holding LLC (“BD1”). BD1 had previously acquired all of the Company’s existing outstanding unsecured notes (other than notes held by GI) from the original note holders.

Pursuant to the terms of the BD1 Exchange Agreement, BD1 agreed to surrender and exchange all of its outstanding promissory notes with principal balances of approximately $10.4 million (including accrued interest and default penalties). In exchange and without the payment of any additional consideration, the Company issued to BD1 two unsecured convertible notes with an aggregate principal amount of $10,500,000 (“BD1 Exchange Notes”).

Terms of BD1 Exchange Notes

The BD1 Exchange Notes will mature on December 18, 2025.

The BD1 Exchange Notes will not bear any accrued interest but will bear a default interest rate of 10% in the event of a default under the BD1 Exchange Notes.

The BD1 Exchange Notes contain standard and customary events of default including but not limited to: (i) failure to make payments when due under the BD1 Exchange Notes, and (ii) bankruptcy or insolvency of the Company.

BD1 shall have the right, from and after the date of issuance and then at any time until the BD1 Exchange Notes are fully paid, to convert any outstanding and unpaid principal and interest into shares of Common Stock at a fixed conversion price equal to $0.0001 per share.

The BD1 Exchange Notes are not secured.

* * * * * *

The foregoing description of the Exchange Agreements and Exchange Notes is a summary and is qualified in its entirety by reference to the documents attached hereto as Exhibits, which documents are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to Sections 3(a)(9) and 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	GI Exchange Agreement dated September 9, 2020
	10.2	GI Exchange Note dated September 9, 2020
	10.3	BD1 Exchange Agreement dated December 18, 2020
	10.4	BD1 Exchange Note dated December 18, 2020 ($160,000 principal)
	10.5	BD1 Exchange Note dated December 18, 2020 ($10,340,000 principal)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

December 28, 2020	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer